UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   March 13, 2009

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts		01772
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2009 (the “Omnibus Amendment Effective Date”), we entered into an Omnibus Amendment with: (i) the 2007 Buyers (defined below) holding at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the 2007 Notes (defined below); and (ii) the 2008 Buyers (defined below) holding at least sixty six and two thirds percent (66 2/3%) of the aggregate original principal amount of the 2008 Notes (defined below) (the “Omnibus Amendment”).  The Omnibus Amendment amends: (i) that certain Securities Purchase Agreement dated as of October 31, 2007, as amended on November 5, 2007, and further amended on June 27, 2008 (the “2007 SPA”) by and among the Company and certain buyers (the “2007 Buyers”), pursuant to which the 2007 Buyers purchased senior secured notes in the aggregate original principal amount of Twenty Six Million Dollars ($26,000,000) (the “2007 Notes”); (ii) those certain 2007 Notes entered into in connection with the 2007 SPA between the Company and the 2007 Buyers; and (iii) those certain 2008 Notes (defined below) entered into in connection with that certain Securities Purchase Agreement dated as of June 27, 2008 by and among the Company and certain buyers (the “2008 Buyers,” and together with the 2007 Buyers, the “Buyers”), pursuant to which the 2008 Buyers purchased senior secured notes in the aggregate original principal amount of Two Million Dollars ($2,000,000) (the “2008 Notes,” and together with the 2007 Notes, the “Prior Notes”).

Specifically, the Omnibus Amendment amends: (i) Section 4(h) of the 2007 SPA to reflect that the Transaction Fee (as such term is defined in the 2007 SPA) due to the 2007 Buyers upon the one (1) year anniversary of their respective Closing Dates (as such term is defined in the 2007 SPA) shall be paid on the Omnibus Amendment Effective Date, at the option of each 2007 Buyer, either by: (a) paying to each 2007 Buyer an amount of cash equal to such 2007 Buyer’s Transaction Fee amount, or (b) by issuing to each 2007 Buyer, in lieu of a cash payment equal to such 2007 Buyer’s Transaction Fee amount, a new senior secured note in principal amount equal to three percent (3%) of the purchase price of such 2007 Buyer’s Prior Note and on the same terms and conditions as the Prior Notes (the “New Notes”); and (ii) Section 4 of each Prior Note to provide that the Quarterly Interest Payments (as such term is defined in the Prior Notes) for the calendar quarters commencing on October 1, 2008 and January 1, 2009 shall be due and payable by the Company to each Buyer on June 30, 2009.

In addition, the Omnibus Amendment provides that for a period of one (1) year after the Omnibus Amendment Effective Date, each Buyer waives any and all right to a Mandatory Prepayment Upon a Financial Covenant Test Failure (as such term is defined in the Prior Notes) and waives any and all rights and remedies arising from any Financial Covenant Test Failure (as such term is defined in the Prior Notes), including, without limitation, rights and remedies arising if: (A) the Revenue Ratio is less than the Required Revenue Ratio; (B) the Net Book-to-Bill Ratio is less than the Required Net Book-to-Bill Ratio, (C) the EBITDA Ratio is less than the Required EBITDA Ratio, or (D) the Cash and Cash Equivalents are less than the Required Cash Amount (each as defined in the Prior Notes).  In addition, any New Note issued to a 2007 Buyer in lieu of a cash payment equal to such 2007 Buyer’s Transaction Fee amount shall be subject to the terms and conditions of the Omnibus Amendment.

In accordance with the Omnibus Amendment, we: (i) issued New Notes to the 2007 Buyers in an aggregate amount equal to Three Hundred Thirty Thousand Dollars ($330,000); and (ii) paid the 2007 Buyers an aggregate cash payment equal to Three Hundred Thousand Dollars ($300,000) for the Transaction Fee amounts.

Subject to the Omnibus Amendment, we will pay interest on the New Notes quarterly in arrears, beginning with the calendar quarter that commenced on January 1, 2009 as follows: (i) for the period commencing on the Omnibus Amendment Effective Date and ending on October 31, 2009, ten percent (10%) per annum; and (ii) for the period commencing on November 1, 2009 and ending on October 31, 2010, fifteen percent (15%) per annum.  The entire unpaid principal balance of the New Notes, plus all accrued interest thereon remaining unpaid, shall be due and payable by us to the Buyers on October 31, 2010.  In addition, we have agreed to certain financial covenants as set forth in the New Notes.  If we breach any of the financial covenants set forth in the New Notes, subject to the waivers provided for in the Omnibus Amendment and described above, we will be required to make certain payments to the holders of the New Notes.

The repayment of all outstanding principal and accrued interest under the New Notes may be accelerated by the holders thereof upon any of the following events of default:  (i) default in payment of any principal amount due under the New Notes; (ii) failure by us for ten (10) business days to comply with any other provision of the New Notes in all material respects; (iii) initiation of a bankruptcy proceeding or related proceeding; (iv) an involuntary case or other proceeding is commenced directly against us or any of our subsidiaries seeking liquidation, reorganization or other relief; (v) breach of any covenant or other term or condition of any Transaction Document (as such term is defined in the New Notes), except, in the case of a breach of a covenant or other term that is curable, only if such breach continues for a period of at least ten (10) business days after written notice to us thereof; (vi) one or more judgments, non-interlocutory orders or decrees shall be entered by a U.S. state or federal or a foreign court or administrative agency of competent jurisdiction involving, in the aggregate, a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of Two Hundred Fifty Thousand Dollars ($250,000) or more, and the same shall remain unsatisfied, unvacated, unbonded or unstayed pending appeal for a period of forty-five (45) days after the entry thereof; (vii) any lien created by any Transaction Document shall at any time fail to constitute a valid and perfected first priority lien on all of the collateral purported to be secured thereby and the same is not cured within ten (10) business days of any such failure; (viii) there shall occur a change of control; or (ix) there occurs with respect to any issue or issues of indebtedness having an outstanding amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in the aggregate, whether such indebtedness exists on the issue date or shall thereafter be created, an event of default that permits the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2009, in connection with the Omnibus Amendment, we issued New Notes to the 2007 Buyers in the aggregate principal amount of Three Hundred Thirty Thousand Dollars ($330,000), which New Notes are due and payable as set forth above in Item 1.01 above, which is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The rights of holders of our common stock were limited by the issuance of the Prior Notes as set forth in the Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 6, 2007 and June 27, 2008.  Similarly, the rights of holders of our common stock have been limited by the issuance of the New Notes on March 13, 2009.  The New Notes, together with the Prior Notes, are secured by all of our assets and in the event of a liquidation event, repayment of the New Notes and Prior Notes would come prior to any payment or distribution to holders of our common stock.  In addition, for so long as the New Notes or Prior Notes are outstanding, we may not declare, set aside or pay any dividends, or make any other distributions, on our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

	By:	/s/ Dr. Markus Weissbach
Dr. Markus Weissbach
Chief Executive Officer
Dated: March 17, 2009